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                                                                      EXHIBIT 10

                            PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into this 2nd day of March, 1999, by and among Heartland Advisors, Inc. ("Heartland"), in its capacity as investment adviser for and on behalf of the Heartland Value Fund (the "Fund"), a duly designated mutual fund series of Heartland Group, Inc. ("Heartland Group"), a registered open-end series investment company, and King Management Corporation ("Purchaser").

     1. SALE OF STOCK. Subject to the terms and conditions contained herein, Heartland hereby sells, assigns and transfers to the Purchaser 630,000 shares of the Common Stock $0.01 par value (the "Common Stock") of Sunrise International Leasing corporation ("Sunrise") at a purchase price of $4.35 per share, or an aggregate purchase price of $2,740,500, with payment to be made by wire transfer of immediately available funds as follows:

     a.   Payment of $913,500 on March 3, 1999, by 1:00 p.m. Central Time.

     b.   Payment of $913,500 on April 2, 1999, by 1:00 p.m. Central Time.

     c.   Payment of $913,500 on May 3, 1999, by 1:00 p.m. Central Time.

It is understood that time is of the essence to this transaction. If any of the above payments are not made on the date provided in accordance with the instructions listed in Section 4 below, Heartland may cancel this Agreement with respect to the Common Stock to be transferred on such date and any subsequent payment or delivery date.


With respect to each payment listed above, promptly upon Heartland's receipt of notices from Firstar Bank Milwaukee, N.A. ("Firstar") that Firstar has received such payment, Heartland shall instruct Firstar to deposit 210,000 shares of Common Stock with the Depository Trust Company ("DTC") to allow the trade to settle normal-way through DTC electronic settlement.

     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser acknowledges, covenants and represents to Heartland as follows:

     a. Purchaser is a corporation, duly organized and in good standing under the laws of the State of Minnesota. The execution and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action of Purchaser and does not require the consent or authority of any governmental body, regulatory authority or any other person.

     b. Purchaser is an entity controlled by Peter J. King, who is also a control person of Sunrise. Consummation of the transactions contemplated by this Agreement will not violate any provisions of the Securities Act of 1933, Securities Exchange Act of 1934, or any regulation or order issued under either. Purchaser and Peter J. King will report the transactions contemplated by this Agreement as required under the Securities Exchange Act of 1934.

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     c.   Peter J. King, as a control person, Director, Chief Executive Officer, and Chief Financial Officer of Sunrise, is:

          i.   A sophisticated investor;

         ii.   Fully familiar with Sunrise and its business;

        iii. Has such knowledge and experience in financial and business matters that he is capable of evaluating on behalf of Purchaser, and has so evaluated the merits and risks of purchasing Sunrise's Common Stock and of making an informed investment decision.

     d. Purchaser is purchasing the Sunrise Common Stock for investment purposes and not with a view to distribution.

     e. In entering into this Agreement, Purchaser has relied on its own evaluation of Sunrise, including the merits and risks involved, with respect to the Sunrise Common Stock being purchased hereunder by it and is not relying on any statements or representations made by Heartland or any information provided by Heartland with respect to these matters.

     f. Purchaser is not an "affiliated person" or "principal underwriter" of Heartland Group or the Fund, nor is Purchaser an "affiliated person" of any such affiliated person or principal underwriter as those terms are defined in the Investment Company Act of 1940, as amended.

     g. No consent, approval or authorization of or permit or license from or registration with or notice to any governmental or public body or authority or any third party is required to be obtained or given in connection with this purchase by Purchaser of the Sunrise Common Stock contemplated hereby or the making or performance of the Agreement by Purchaser or any document or instruments relating thereto, except Purchaser's and Peter J. King's reporting obligations to the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     h. EXCEPT FOR THE FOREGOING EXPRESS WARRANTIES, PURCHASER MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR OTHERWISE, AND HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY SUCH REPRESENTATIONS OR WARRANTIES, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES AS TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR FUTURE PROSPECTS OF SUNRISE OR THE PRESENT OR FUTURE VALUE OF THE SUNRISE COMMON STOCK.

     3. REPRESENTATIONS AND WARRANTIES OF HEARTLAND. Heartland hereby represents to Purchaser:

     a. Heartland Group, a duly organized and validly existing Maryland corporation, is an open-end, series management investment company registered under the 1940

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          Act.  The Fund is a duly designated and existing mutual fund series of Heartland Group.

     b. Heartland is a corporation duly organized and existing under the laws of the State of Wisconsin and is registered as an investment adviser under the Investment Advisors Act of 1940, as amended. Heartland is the duly appointed investment adviser of the Fund with full discretionary dispositive power and authority over all investment securities owned by the Fund, including the Sunrise Common Stock. Heartland has full power and authority to enter into and perform this Agreement on behalf of the Fund. Neither the execution nor delivery of this Agreement nor the performance of any provisions of this Agreement is in contravention or conflict with any law or regulation or any term or provision of Heartland Group's or Heartland's articles or bylaws and is duly authorized and does not require the consent or authority of any governmental body, regulatory authority or any other person or entity.

     c. The Fund owns the Sunrise Common Stock free and clear of any lien or encumbrance and has the authority to transfer the Common Stock, as set forth above. The Fund has validly delegated this authority to Heartland as the Fund's investment adviser. Upon payment in accordance with the terms of this Agreement, Purchaser shall receive title to the Common Stock free and clear of any lien or encumbrance of any kind.

     d. EXCEPT FOR THE FOREGOING EXPRESS WARRANTIES, HEARTLAND MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR OTHERWISE, AND HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY SUCH REPRESENTATIONS OR WARRANTIES, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES AS TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR FUTURE PROSPECTS OF SUNRISE OR THE PRESENT OR FUTURE VALUE OF THE SUNRISE COMMON STOCK.

     4. PAYMENT FOR AND DELIVERY OF COMMON STOCK. At each date and time provided in paragraph 1 above, Purchaser shall pay by wire transfer of immediately available funds in accordance with the following instructions:

                                Wiring Instructions

     Firstar Bank Milwaukee, N.A.
     ABA 075000022
     For Credit to Account 112-950-027
     For Further Credit to Firstar/Heartland Value Fund - A/C 00002042800
     Attention:  Accounting Department

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     5.   FURTHER ASSURANCES.  The parties will execute and deliver to each other any document or do any act or thing which one of the parties may reasonably request in connection with the purchase and sale of the Sunrise Common Stock.

     6. CONSULTING FEE. Purchaser will, in addition to the consideration for the Common Stock to be paid to Heartland, pay a consulting fee of $31,500 to Dougherty Summit Securities LLC ("Dougherty") as Heartland's agent in connection with the transactions contemplated by this Agreement. This payment will be made to Dougherty on March 2, 1999, at its Minneapolis offices. The payment to Dougherty by Purchaser is in addition to the purchase price to be paid to Heartland by Purchaser for the Common Stock and will not be subject to offset.

     7. CAPTIONS AND HEADINGS. The headings throughout this Agreement are for conveniences of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

     8. ENTIRE AGREEMENT. This Agreement states the entire agreement and understanding of the parties and shall supersede all prior agreements and understandings. No amendment to this Agreement shall be made without the written approval of all parties.

     9. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     10. GOVERNING LAW. This Agreement shall be governed by and construed by and construed in accordance with the internal laws of the State of Wisconsin.

     11. NOTICES. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by fax provided a copy is mailed, addressed to the parties as follows: to Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202, Attention:
Christopher R. Long, Associate Counsel, fax number (414-347-0216); to Purchaser in care of Peter J. King, 5500 Wayzata Boulevard, Suite 725, The Colormade, Golden Valley, Minnesota, 55416.

     12. QUARLES & BRADY LLP REPRESENTATION. Purchaser acknowledges that Quarles & Brady LLP is acting solely as counsel to Heartland and the Fund and that Purchaser has counsel other than Quarles & Brady LLP.

     13. COUNTERPARTS. This Agreement may be executed in counterparts, by fax or otherwise, which shall be deemed to constitute one and the same instrument.

     14. SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and, to the extent allowed hereby, to their respective successors and assigns.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year above first written.

                                       HEARTLAND ADVISORS, INC. on behalf
                                       of Heartland Value Fund


                                       By:       /s/ Name Illegible
                                           -----------------------------------
                                           Its:  Senior Vice President
                                                ------------------------------



                                       KING MANAGEMENT CORPORATION


                                       By:       /s/ Peter J. King
                                           -----------------------------------
                                           Its:  CEO
                                                ------------------------------